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                                                                      EXHIBIT 99





                          FIRST UNITED BANCSHARES, INC.

                    1999 EMPLOYEES' LONG-TERM INCENTIVE PLAN



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                          FIRST UNITED BANCSHARES, INC.

                    1999 EMPLOYEES' LONG-TERM INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                   PAGE

SECTION 1 - PURPOSE .............................................   1

SECTION 2 - DEFINITIONS .........................................   1

SECTION 3 - ADMINISTRATION ......................................   2
      Composition ...............................................   2
      Power and Authority .......................................   2
      Hold Harmless .............................................   3

SECTION 4 - ELIGIBILITY .........................................   3

SECTION 5 - SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS .......   3
      Number of Shares ..........................................   3
      Type of Common Stock ......................................   3
      Cancellation ..............................................   3

SECTION 6 - STOCK OPTIONS .......................................   3
      Special Definition ........................................   3
      General Provisions ........................................   3
      Incentive Stock Options ...................................   4
      Performance Goals .........................................   4
      Vesting ...................................................   5
      Dividend Equivalents ......................................   5
      Manner of Exercise ........................................   5
      Rights as Stockholder .....................................   5

SECTION 7 - RESTRICTED STOCK ....................................   6
      Special Definition ........................................   6
      General Provisions ........................................   6
      Performance Goals .........................................   6
      Vesting ...................................................   6
      Enforcement of Restrictions ...............................   6
      Lapse of Restrictions .....................................   6
      Shareholder Rights ........................................   7

SECTION 8 - PERFORMANCE SHARES ..................................   7
      Special Definition ........................................   7
      General Provisions ........................................   7
      Satisfaction Performance Objectives .......................   7
      Not a Stockholder .........................................   7
      No Adjustments ............................................   8
      Dividend Equivalent Payments ..............................   8

SECTION 9 - PHANTOM SHARES ......................................   8
      Special Definition ........................................   8
      Grants ....................................................   8
      Phantom Share Account .....................................   8
      Distribution from Phantom Share Account ...................   8
      Not a Stockholder .........................................   8



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
SECTION 10 - STOCK APPRECIATION RIGHTS ..........................   9
      Special Definition ........................................   9
      General Provisions ........................................   9
      Manner of Exercise ........................................   9
      Payment ...................................................   9

SECTION 11 - GENERAL ............................................  10
      Adoption and Effective Date ...............................  10
      Duration ..................................................  10
      Transferability of Incentives .............................  10
      Effect of Termination of Employment .......................  10
      Additional Legal Requirements .............................  11
      Adjustment ................................................  11
      Written Agreements ........................................  12
      Withholding ...............................................  12
      No Continued Employment ...................................  12
      Amendment and Termination of the Plan .....................  12
      Immediate Acceleration of Incentives ......................  12
      Governing Law .............................................  12
      Other Benefits ............................................  12
      Deferral ..................................................  12



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                          FIRST UNITED BANCSHARES, INC.

                    1999 EMPLOYEES' LONG-TERM INCENTIVE PLAN


          First United Bancshares, Inc., a corporation organized and existing under the laws of the State of Arkansas (the "CORPORATION"), hereby establishes the 1999 Employees' Long-Term Incentive Plan (the "PLAN"). This Plan is intended to replace the First United Bancshares, Inc. 1994 Equity Participation Plan, except that outstanding grants and awards made under such predecessor plan shall remain in effect until exercised or expired in accordance with their terms.

                                   SECTION 1
                                    PURPOSE

          This Plan is established to optimize the profitability and growth of the Corporation through the use of compensation incentives that link the financial interests of executives and other key employees with the interests of the Corporation and its shareholders. This Plan is further intended to provide flexibility to the Corporation in connection with its compensation practices and policies and to attract, retain and motivate officers, executives and other key employees through the grant of nonqualified stock options, incentive options, restricted stock, phantom and performance shares, and stock appreciation rights, all as more fully set forth below.

                                   SECTION 2
                                  DEFINITIONS

          2.1 "ACT" means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

          2.2 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Corporation.

          2.3  "CHANGE IN CONTROL" means and shall be deemed to occur if:

          a. Any "person," including any "group," determined in accordance with Section 13(d)(3) of the Act, other than a qualified employee benefit plan maintained by the Corporation or a Subsidiary, is or becomes the beneficial owner, directly or indirectly, of Common Stock of the Corporation or a Subsidiary representing more than 50% of the combined voting power of the Corporation's or Subsidiary's then outstanding securities, other than as a result of an issuance of securities initiated by the Corporation or open market purchases approved by the Board, as long as a majority of the Board approving the purchases are directors at the time the purchases are made.

          b. As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing, a change in the members of the Board of Directors of the Corporation occurs which results in the exclusion of a majority of the "continuing board." For this purpose, the term "continuing board" means the members of the Board of Directors determined as of the effective date of this Plan and subsequent members of such Board who are elected by or on the recommendation of a majority of such "continuing board."

The Board of Directors shall, in good faith, determine whether a Change in Control hereunder has occurred.

          2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

          2.5 "COMMON STOCK" means $1.00 par value voting common stock issued by the Corporation.



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          2.6  "EMPLOYEE" means a common law employee of the Corporation and/or its Subsidiaries, determined in accordance with the Corporation's standard personnel policies and practices.

          2.7 "FAIR MARKET VALUE" means the mean of the closing bid and asked prices of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System (NASDAQ) national market or other exchange on which Common Stock is regularly traded on the date of the grant, the exercise of an Incentive or the lapse of restrictions applicable to an Incentive granted hereunder, as the case may be. If no Common Stock is traded on such date, then Fair Market Value shall be the mean of the closing bid and asked prices on the date Common Stock last traded on such system or exchange. If Common Stock is not regularly traded, then Fair Market Value shall be determined by the Board of Directors in good faith in accordance with generally accepted methods of valuation.

          2.8 "INCENTIVE" means a right to purchase or receive shares of Common Stock in accordance with the terms of this Plan. An Incentive may be granted in the form of stock options, restricted stock, stock appreciation rights, phantom or performance shares, or any combination thereof.

          2.9 "PARTICIPANT" means an Employee who is granted or awarded an Incentive under this Plan.

          2.10 "PLAN" means this 1999 Employees' Long-Term Incentive Plan, as the same may be amended from time to time.

          2.11 "SUBSIDIARY" means any corporation of which the Corporation owns, directly or indirectly, more than 50% of the total combined voting power of all classes of stock.

          2.12 OTHER DEFINITIONS. The term "non-employee director" is defined in Section 3.1 hereof; the terms "stock option" and "option" are defined in
Section 6.1 hereof; the term "nonqualified stock option" is defined in Section
6.1 hereof; the term "incentive stock option" is defined in Section 6.1 hereof; the term "restricted stock" is defined in Section 7.1 hereof; the term "performance share" is defined in Section 8.1 hereof; the term "phantom share" is defined in Section 9.1 hereof; the term "stock appreciation right" or "SAR" is defined in Section 10.1 hereof; the term "Cause" is defined in Section 11.4 hereof; and the term "Effective Date" is defined in Section 11.1 hereof.


                                    SECTION 3
                                 ADMINISTRATION

          3.1 COMPOSITION. This Plan shall be administered by the Board of Directors; provided, however, that the Board, in its discretion, may delegate the administrative power and authority granted to it hereunder to a committee appointed by the Board, which committee shall consist solely of "non-employee directors" and be comprised of not less than two members. For this purpose, the term "NON-EMPLOYEE DIRECTOR" shall have the meaning ascribed to it in Rule 16b-3 promulgated under the Act or any successor thereto. In the event of any such delegation, all references to the Board of Directors hereunder shall be deemed to include such committee.

          3.2 POWER AND AUTHORITY. The Board of Directors shall have the discretionary power and authority to award Incentives under the Plan, including determination of the terms and conditions thereof, to construe and interpret the provisions of the Plan and any form or agreement related thereto, to establish and adopt rules, regulations, and procedures relating to the Plan and to interpret, apply and construe such rules, regulations and procedures, and to make any other determination which it believes necessary or advisable for the proper administration of the Plan.

          Decisions, interpretations and actions of the Board of Directors concerning matters related to the Plan shall be final and conclusive on the Corporation, its Subsidiaries and stockholders and Participants and beneficiaries hereunder. Determinations hereunder need not be uniform, and the Board may make determinations selectively among the Participants who receive or are eligible to receive Incentives, whether or not such Participants are similarly situated.



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          3.3  HOLD HARMLESS. The Corporation shall indemnify and hold harmless the members of the Board of Directors and the individuals, including Employees of the Corporation or a Subsidiary, performing services on behalf of the Board of Directors hereunder, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with the Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of any such individual.


                                    SECTION 4
                                   ELIGIBILITY

          Employees of the Corporation and its Subsidiaries shall be eligible to receive Incentives under this Plan, when designated by the Board of Directors. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Board of Directors.


                                    SECTION 5
                  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

          5.1  NUMBER OF SHARES. Subject to adjustment as provided in Section
11.6 hereof, the number of shares of Common Stock which may be issued under the Plan shall not exceed four percent (4%) of the total number of shares of Common Stock which may be issued and outstanding, from time to time. Except as provided in this Section 5, the number of shares available for grant, transfer or issuance under the Plan shall be reduced by the number of shares actually granted, transferred or issued hereunder.

          5.2 TYPE OF COMMON STOCK. Common Stock issued in connection with the grant or award of an Incentive hereunder may be authorized and unissued shares or issued shares held as treasury shares or shares acquired on the open market or through private purchase.

          5.3 CANCELLATION. Shares of Common Stock covered by Incentives which are not earned or which are canceled, forfeited, terminated, expired or otherwise lapsed for any reason and options or stock appreciation rights which expire unexercised, are canceled or forfeited or which are exchanged for other forms of options or Incentives hereunder, shall again be available for grant as an Incentive under the Plan, to the extent permitted under Rule 16b-3 promulgated under the Act or any successor thereto.


                                    SECTION 6
                                  STOCK OPTIONS

          6.1 SPECIAL DEFINITION. The term "STOCK OPTION" or "OPTION" means a right to purchase shares of Common Stock pursuant to an Incentive granted hereunder. Stock options granted hereunder may be nonqualified stock options or incentive stock options. A "NONQUALIFIED STOCK OPTION" is an option which is designated as nonqualified and is not intended to meet the requirements of
Section 422 of the Code; an "INCENTIVE STOCK OPTION" is an option which is designated as such and which is intended to comply with the requirements imposed under Section 422 of the Code. All stock options shall comply with the provisions of Section 6.2 hereof, and incentive stock options shall comply with the provisions of Section 6.3 hereof.

          6.2 GENERAL PROVISIONS. All stock options granted under this Plan shall be granted by the Board of Directors, in its discretion, subject to the following general terms and conditions:

          a. The number of shares of Common Stock subject to an option shall be determined by the Board of Directors at the time of grant.

          b. Except as provided in Section 6.3 hereof, the exercise price per share shall be determined by the Board of Directors, in its discretion.

          c. Subject to earlier termination as provided in Section 11.4 hereof, the term of each stock option shall be determined by the Board of Directors.



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          d.   The exercise of an option granted hereunder may be subject to such performance goals and objectives as the Board of Directors deems appropriate, in accordance with the provisions of Section
               6.4 hereof.

          e. Each stock option shall be exercisable at such time or times during its term as may be determined by the Board of Directors, in accordance with the provisions of Section 6.5 hereof; provided, however, that no option shall be exercisable later than 10 years after its date of grant.

Stock options granted hereunder shall be evidenced by a written agreement between the Board of Directors and each affected Participant. Any such agreement shall identify the grant of the option as an incentive stock option or as a nonqualified stock option.

          6.3  INCENTIVE STOCK OPTIONS. In addition to the provisions of Section
6.2 hereof, each incentive stock option granted hereunder shall be subject to the following:

          a. The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation), shall not exceed $100,000. If and to the extent Fair Market Value exceeds $100,000, the affected portion of any incentive stock option shall be treated as a nonstatutory stock option.

          b. Incentive stock options must be granted within 10 years from the date on which this Plan is adopted.

          c. Unless sooner exercised, all incentive stock options shall expire no later than 10 years after the date of grant.

          d. Incentive stock options granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

          e. No incentive stock option shall be granted to any Participant who at the time such option is granted would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, determined in accordance with Section 422(b)(6) of the Code, unless the exercise price of such option is not less than 110% of the Fair Market Value of Common Stock determined at the time of grant.

          f. No incentive stock option shall be granted to any Participant who is not an employee (within the meaning of Section 3401 of the Code) of the Corporation or its Subsidiaries during the period described under Section 422(a)(2) of the Code.

          g. Notwithstanding any provision of this Plan to the contrary, the exercise price of an option granted hereunder shall not be less than Fair Market Value at the date of grant.

Any certificate or agreement evidencing an incentive stock option granted under the Plan shall contain such other provisions as the Board of Directors shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as incentive stock options under Section 422 of the Code.

          6.4 PERFORMANCE GOALS. The Board of Directors, in its discretion, may impose performance goals as a condition of exercise with respect to an option granted hereunder. Such performance goals may relate to the Corporation, a Subsidiary, a division, department or unit of the Corporation or a Subsidiary or any Participant or Employee or group of Participants or Employees hereunder. Such performance goals shall be achieved during the period designated by the Board of Directors.



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          If the performance goals designated by the Board of Directors are achieved, options granted to each affected Participant shall be exercisable at such times as may be designated by the Board. In the event such objectives are not satisfied due to circumstances that, in the determination of the Board of Directors, are outside the control of the Corporation, a Subsidiary, or the Participant, the Board, in its sole discretion, may provide for the exercise, in full, of the option, a lesser exercise or the cancellation of the option.

          6.5 VESTING. Unless otherwise provided in any agreement evidencing an option granted hereunder, subject to any additional limitations imposed under
Section 6.4 hereof, and subject to earlier termination as provided in Section
11.4 hereof, any such option shall vest and be exercisable over a four-year period, as follows:

          a. 25% of the aggregate number of shares of Common Stock subject to such option shall vest and be exercisable on the first anniversary date of the grant of such option;

          b. An additional 25% of the aggregate number of shares of Common Stock subject to such option shall vest and be exercisable on the second anniversary date of the grant of such option;

          c. An additional 25% of the aggregate number of shares of Common Stock subject to such option shall vest and be exercisable on the third anniversary date of the grant of such option; and

          d. An additional 25% of the aggregate number of shares of Common Stock subject to such option shall vest and be exercisable on the fourth anniversary date of the grant of such option.

To the extent not exercised, such installments shall cumulate and be exercisable during the term of the affected option.

          6.6 DIVIDEND EQUIVALENTS. The Board of Directors, in its discretion, may grant dividend equivalents in connection with an option granted hereunder. Dividend equivalents may be granted in cash or in the form of Common Stock and shall be subject to such additional terms and conditions as the Board of Directors, in its sole discretion, deems appropriate.

          6.7 MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by providing written notice to the Board of Directors, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares.

          The option price shall be payable to the Corporation in the form of cash (including cash equivalents) or, if permitted under the terms and conditions applicable to a specific option grant, by delivery of previously acquired shares of Common Stock held by the Participant, or in such other manner as may be authorized, from time to time, by the Board of Directors. Common Stock tendered to the Corporation in payment of the option price shall be valued at its Fair Market Value as of the date of exercise.

          A Participant or group of Participants may exercise stock options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the purchase price of the shares. Any such transaction shall be with the consent of the Board of Directors.

          As soon as practicable after the receipt of written notification or exercise and payment of the option price in full, the Board of Directors shall cause the Corporation to deliver to the Participant, registered in the Participant's name, certificates representing shares of Common Stock in the appropriate amount.

          6.8 RIGHTS AS STOCKHOLDER. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a Participant shall have no rights as a stockholder with respect to the shares subject to such option.



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                                   SECTION 7
                                RESTRICTED STOCK

          7.1 SPECIAL DEFINITION. The term "RESTRICTED STOCK" means shares of Common Stock which are sold or transferred by the Corporation to a Participant at a price which may be below Fair Market Value, or for no payment, but subject to restrictions on sale or other transfer by the Participant.

          7.2 GENERAL PROVISIONS. The Board of Directors may grant shares of restricted stock, in its discretion, subject to the following terms and conditions:

          a. The number of shares to be transferred or sold by the Corporation to a Participant as restricted stock shall be determined by the Board of Directors.

          b. The Board of Directors shall determine the price, if any, at which shares of restricted stock hall be sold, which may vary from time to time and which may be below the Fair Market Value of such shares as of the date of sale.

          c. All shares of restricted stock transferred or sold to a Participant hereunder shall be subject to such terms, conditions and restrictions for such period or periods as the Board of Directors, in its discretion, may determine, subject to the provisions of Section 7.3 and 7.4 hereof (including, without limitation, restrictions on transfer, forfeiture provisions, and restrictions based upon the achievement of specified performance goals and objectives), and subject to earlier forfeiture as described in Section 11.4 hereof.

Each grant of restricted stock hereunder shall be evidenced by a written agreement between the Board of Directors and each affected Participant.

          7.3 PERFORMANCE GOALS. The Board of Directors, in its discretion, may impose performance goals as a condition to the grant of restricted stock hereunder. Such performance goals may relate to the Corporation, a Subsidiary, a division, department or unit of the Corporation or a Subsidiary or any Participant or Employee or group of Participants or Employees hereunder. Such performance goals shall be achieved during the period designated by the Board of Directors.

          If the performance goals designated by the Board of Directors are achieved, restricted stock granted hereunder shall be transferable by the affected Participant in the manner designated by the Board. In the event such objectives are not satisfied due to circumstances that, in the determination of the Board of Directors, are outside the control of the Corporation, a Subsidiary, or the Participant, the Board, in its sole discretion, may provide for the transferability of a lesser number of shares of restricted stock or the forfeiture of the restricted stock, in its entirety.

          7.4 VESTING. Unless otherwise provided in any agreement evidencing the grant of restricted stock hereunder, subject to any additional limitations imposed in accordance with Section 7.3 hereof, and subject to early termination as provided in Section 11.4 hereof, shares of restricted stock granted hereunder shall vest and become transferable upon the fifth anniversary of the date of grant hereunder.

          7.5 ENFORCEMENT OF RESTRICTIONS. In order to enforce any restrictions imposed by the Board of Directors pursuant to Sections 7.3 or 7.4 hereof, a Participant receiving a grant of restricted stock hereunder shall enter into an agreement with the Corporation setting forth the conditions of the grant. Each certificate issued with respect to restricted shares shall bear such legends as the Board of Directors, in its sole discretion, shall deem necessary or appropriate. The Board, in its discretion, may additionally require that shares of restricted stock registered in the name of the Participant be deposited, together with a stock power endorsed in blank, with the Corporation.

          7.6 LAPSE OF RESTRICTIONS. At the end of any period during which the shares of restricted stock are subject to forfeiture or restriction on transfer, such restrictions shall lapse and a certificate representing the



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

number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered to the Participant free of restriction, except as may be imposed by applicable law or as provided herein.

          7.7 SHAREHOLDER RIGHTS. Subject to any restrictions or limitations imposed by the Board of Directors, each Participant receiving restricted stock hereunder shall have the full voting rights of a stockholder with respect to such shares during any period in which the shares are subject to forfeiture or restriction on transfer. During any period of restriction hereunder, dividends paid in cash or property with respect to the underlying shares of restricted stock shall be paid to the Participant currently, accrued by the Corporation as a contingent obligation or converted to additional shares of stock, in the discretion of the Board of Directors.


                                    SECTION 8
                               PERFORMANCE SHARES

          8.1 SPECIAL DEFINITION. The term "PERFORMANCE SHARE" means the right to receive or purchase (at a price which may be below Fair Market Value) Common Stock upon the completion of certain performance objectives.

          8.2 GENERAL PROVISIONS. The Board of Directors may grant performance shares, in its discretion, subject to the following terms and conditions:

          a. The number of shares granted to a Participant shall be determined by the Board of Directors.

          b. Each performance share shall be subject to performance objectives established by the Board of Directors. Performance objectives may relate to the Corporation, a Subsidiary, a division, department or unit of the Corporation or a Subsidiary or any Participant or group of Participants. Such performance objectives shall be achieved during the period designated by the Board of Directors.

          c. All performance shares shall be subject to such additional restrictions for such period or periods as the Board of Directors, in its discretion, may determine, and shall be subject to early termination as provided in Section 11.4 hereof.

          d. The Board of Directors, in its discretion, may establish a purchase price for the acquisition of shares of Common Stock upon the completion of the performance objectives, if any, which price may be below Fair Market Value.

Each grant of performance shares shall be evidenced by a written agreement between the Board of Directors and each affected Participant.

          8.3 SATISFACTION PERFORMANCE OBJECTIVES. If the performance objectives designated by the Board of Directors are achieved, each affected Participant shall be paid in the manner designated by the Board of Directors. Payment shall be made in the form of (a) the number of shares of Common Stock equal to the number of performance shares initially granted to that Participant,
(b) the right to purchase Common Stock at a price designated by the Board of Directors, which price may be below Fair Market Value, (c) a cash payment of the Fair Market Value of Common Stock in an amount equal to the number of performance shares granted to the Participant, or (d) a combination thereof.

          If such objectives are not satisfied due to circumstances that, in the determination of the Board of Directors, are outside the control of the Corporation or the Participant, the Board of Directors, in its discretion, may provide for payment in full of the Incentive, lesser payment or cancellation.

          8.4 NOT A STOCKHOLDER. The award of performance shares shall not entitle a Participant to exercise the rights of a stockholder of the Corporation with respect to such shares, until the transfer of shares of Common Stock with respect to such award.



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          8.5  NO ADJUSTMENTS. No adjustment shall be made in performance shares awarded to account for cash dividends paid or other rights issued to the holders of Common Stock prior to the end of any period with respect to which performance objectives are applicable.

          8.6 DIVIDEND EQUIVALENT PAYMENTS. The Board of Directors, in its discretion, may award to a Participant granted performance shares hereunder dividend equivalent payments or similar rights. If so granted, an adjustment shall be made in the number of performance shares.


                                    SECTION 9
                                 PHANTOM SHARES

          9.1 SPECIAL DEFINITION. The term "PHANTOM SHARE" means a bookkeeping entry to the credit of a Participant which represents a share of Common Stock.

          9.2 GRANTS. Phantom shares shall be granted in the discretion of the Board of Directors, subject to the following terms and conditions.

          a. The number of phantom shares granted to a Participant shall be determined by the Board of Directors.

          b. The price for such shares, if any, shall be determined by the Board of Directors and may be less than the fair market value of Common Stock at the time of grant.

          c. Phantom shares shall be subject to such restrictions for such time or times as the Board of Directors shall determine, including the early termination provisions described in Section
               11.4 hereof.

Grants of phantom shares shall be evidenced by a written agreement between the Board of Directors and each affected Participant.

          9.3 PHANTOM SHARE ACCOUNT. Phantom shares granted to a Participant shall be credited to a "phantom share account" established and maintained for such Participant on the books and records of the Corporation or a Subsidiary thereof, as the case may be. Such account shall be a bookkeeping entry only and shall not require the Corporation or any Subsidiary to segregate or otherwise earmark assets. No shares of Common Stock shall be issued or issuable at the time a phantom share is credited to a Participant's phantom share account.

          An amount equal to dividends payable with respect to Common Stock represented by the credit of phantom shares to a Participant's phantom share account shall be credited to such account. Any stock dividend, stock split or other recapitalization shall be reflected in the credits made to a Participant's phantom share account.

          9.4 DISTRIBUTION FROM PHANTOM SHARE ACCOUNT. All phantom shares granted to a Participant shall be distributable in accordance with the terms and conditions imposed by the Board of Directors. When any such share is or becomes distributable, the affected Participant shall be entitled to receive a distribution from the Corporation in such form (which may include shares of Common Stock, cash or a combination thereof) as the Board of Directors shall determine.

          9.5 NOT A STOCKHOLDER The credit of phantom shares to a Participant shall not entitle such Participant to exercise the rights of a stockholder of the Corporation, until the issuance of shares of Common Stock with respect to such credit.



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                                   SECTION 10
                           STOCK APPRECIATION RIGHTS

          10.1 SPECIAL DEFINITION. The term "STOCK APPRECIATION RIGHT" or "SAR" means a right to receive, without payment, shares of Common Stock, cash or a combination thereof, determined in accordance with the provisions of this
Section 10. Stock appreciation rights granted hereunder may relate to an option granted under the Plan (whether an outstanding option or an option granted contemporaneous with the SAR) or stock appreciation rights may be granted separately, without regard to any other Incentive.

          10.2 GENERAL PROVISIONS. All stock appreciation rights shall be granted by the Board of Directors, in its discretion, subject to the following general terms and conditions:

          a. Each SAR granted hereunder shall relate to the number of shares of Common Stock determined by the Board of Directors. Unless otherwise provided by the Board, if a SAR is granted in tandem with an option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the option related to the SAR is exercised or the option shall be reduced in the same proportion that the SAR is exercised, as the case may be.

          b. Subject to earlier termination as provided in Section 11.4 hereof, the term of each SAR shall be determined by the Board of Directors.

          c. Each SAR granted hereunder shall be exercisable at such time or times during its term as may be determined by the Board of Directors; provided, however, that no SAR shall be exercisable later than 10 years after the date of grant. Unless otherwise provided by the Board of Directors, each SAR granted in tandem with an option shall be exercisable at such times, to the extent and upon such terms and conditions as the stock option to which it relates is exercisable.

Stock appreciation rights granted hereunder shall be evidenced by a written agreement between the Board of Directors and each affected Participant.

          10.3 MANNER OF EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Corporation, specifying the number of SARs that the holder thereof intends to exercise. The date that the Corporation receives such written notice shall be referred to herein as the "exercise date." The Corporation shall, promptly after the exercise date, deliver to the exercising Participant certificates for shares of Common Stock or cash or a combination thereof in an amount determined in accordance with Section 10.4 hereof; provided, however, that any payment hereunder may be delayed for any period necessary to comply with the requirements of the Act.

          10.4 PAYMENT. Subject to the right of the Board of Directors to deliver cash in lieu of shares of Common Stock or for fractional shares, the number of shares of Common Stock that shall be issuable upon the exercise of an SAR shall be determined by dividing:

          a. The number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in such shares; by

          b. The Fair Market Value of a share of Common Stock on the exercise date.

For this purpose, "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (a) in the case of a SAR related to a stock option, the option price of the shares of Common Stock subject to the option, or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount equal to the Fair Market Value of a share of Common Stock on the date of grant.



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                                  SECTION 11
                                    GENERAL

          11.1 ADOPTION AND EFFECTIVE DATE. This Plan was adopted by the Board of Directors on March 15, 1999 (its "EFFECTIVE DATE"), subject to its approval by the affirmative vote of the holders of a majority of the Common Stock of the Corporation present or represented at the immediately succeeding annual meeting of its shareholders. Unless approved within one year after the date of the Plan's adoption by the Board of Directors of the Corporation, the Plan shall not be effective for any purpose. Prior to the approval of the Plan by the shareholders of the Corporation, the Board of Directors may award Incentives hereunder, but if such approval is not received in the specified period, such awards shall be void and of no effect.

          11.2 DURATION. The Plan shall commence on its Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan pursuant to Section 11.10 hereof, until all Incentives granted under the Plan have been satisfied by the issuance of shares of Common Stock or terminated and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentive shall be granted under the Plan after the 10th anniversary of the date on which the Plan is approved by the Corporation's stockholders.

          11.3 TRANSFERABILITY OF INCENTIVES. Except as expressly provided in this Section 11.3, no Incentive granted hereunder may be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof whether by operation of law or otherwise and whether voluntarily or involuntarily (except in the event of the holder's death by will or the laws of descent and distribution) and neither the Board of Directors nor the Corporation shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, an Incentive may be exercised only by the Participant or by the Participant's guardian or legal representative.

          Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may provide that any nonqualified option, restricted stock, performance share or unit or SAR awarded hereunder may be transferred by a Participant to members of such Participant's immediate family, any trust for the benefit of such family members, and/or partnerships whose partners are such family members, but such transferees may not transfer such Incentives to third parties. For purposes of this Section 11.3, the term "immediate family" shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Act.

          Each transferee shall be subject to the terms and conditions applicable to the Incentive prior to such transfer and, prior to any transfer hereunder, each such transferee and the related Participant shall enter into a written agreement with the Board of Directors acknowledging such terms and conditions, including, but not limited to, the conditions with regard to the liability for payment of any and all taxes, as well as any other restriction determined to be reasonably necessary by the Board of Directors. To the extent the Board of Directors determines that any transfer hereunder would result in the loss of the exemption provided under Rule 16b-3 of the Act or a similar provision, such transfer shall be deemed invalid.

          11.4 EFFECT OF TERMINATION OF EMPLOYMENT. In the event that a Participant ceases to be an Employee of the Corporation or a Subsidiary on account of death, disability, retirement or a voluntary or involuntary termination, other than for Cause (as defined below), an Incentive granted hereunder shall be exercised or expire at such times as may be expressly determined by the Board of Directors; provided, however, that any extension of the exercise term by the Board of Directors hereunder shall not exceed the original term of the Incentive. In the absence of any such express determination, the following rules shall apply:

          a. If any such termination occurs on account of retirement on or after the date on which a Participant attains age 65 or on account of retirement prior to such date with the consent of the Corporation, all restrictions on all shares of restricted stock shall immediately lapse, all outstanding options shall be immediately exercisable, and all other performance objectives or other restrictions on Incentives granted under the Plan shall be deemed to be satisfied or lapsed. All such Incentives shall be and remain exercisable until the earlier of 24 months from the date of such retirement or the expiration of the original term of the Incentive. For purposes



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

               of this subsection a, the Board of Directors shall determine whether a termination constitutes a retirement hereunder.

          b. In the event any such termination is on account of disability (as determined in the discretion of the Board of Directors), the provisions of Section 11.4a shall apply, but such Incentives shall be and remain exercisable during the 12-month period following the date of such termination or the original term of the Incentive, if shorter.

          c. In the event of a voluntary or involuntary termination, other than for Cause (as defined below), the affected Participant shall be entitled to exercise the vested and nonforfeitable portion of any Incentive granted hereunder during the 120-day period following such termination or the original term of any such Incentive, if shorter.

          d. If a Participant hereunder dies while employed by the Corporation or a Subsidiary, the executors or administrators of such Participant's estate shall be entitled to exercise the vested portion of any Incentive granted hereunder during the 12-month period following such Participant's death or the original term of the Incentive, if shorter.

          If a Participant's employment with the Corporation or a Subsidiary is terminated for "Cause," all rights of such Participant under any Incentive shall expire, be terminated or forfeited upon receipt by such Participant of written notice of such termination. For this purpose, the term "CAUSE" shall mean (a) the willful and continued failure to a Participant hereunder to perform his or her duties, as established by the Board of Directors of the Corporation or a Subsidiary, (b) a material breach by a Participant of his or her fiduciary duties of loyalty and care to the Corporation (or a Subsidiary), (c) a Participant's conviction of a felony, or (d) the willful, flagrant, deliberate and repeated infraction of material published policies and regulations of the Corporation (or a Subsidiary) of which a Participant has actual knowledge. The Board of Directors shall determine whether Cause exists hereunder, in good faith. If the Board determines that Cause has occurred, the Board of Directors shall provide the affected Participant with written notice of its decision, including a description of the circumstances constituting such Cause. The affected Participant shall be provided with a 30-day period (measured from the date of such notice) within which to cure such Cause. If such Cause is timely cured (determined in good faith by the Board of Directors), Incentives awarded to the affected Participant shall be subject to the expiration provisions of
Section 11.4c hereof, unless otherwise specified in the grant or award evidencing such Incentives.

          The Board of Directors may provide with respect to any Incentive granted hereunder that if a Participant ceases to be an Employee of the Corporation or a Subsidiary for any reason and then "competes" with the business or operations of the Corporation or a Subsidiary, such Participant shall forfeit any stock options not yet exercised, any restricted stock with respect to which the restrictions have not yet lapsed, and any credits to such Participant's phantom share account. The Board of Directors shall determine, in accordance with applicable law, whether a Participant's activity constitutes competition for purposes of this Section 11.4

          11.5 ADDITIONAL LEGAL REQUIREMENTS. The obligation of the Corporation or any of its Subsidiaries to deliver Common Stock to any Participant hereunder shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued pursuant to this Plan may be legended as the Board of Directors shall deem appropriate.

          11.6 ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Corporation with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction.

          In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Corporation does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the



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

purchase price of any option, the performance objectives applicable to any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted to the extent necessary to prevent the dilution or enlargement of any right granted hereunder, determined in the discretion of the Board of Directors.

          11.7 WRITTEN AGREEMENTS. The terms of each Incentive shall be stated in a plan or agreement approved by the Board of Directors. Neither the Board of Directors nor the Corporation shall be required to grant any Incentive hereunder to any Participant, unless such Participant executes such agreements or provides such representations as the Board of Directors deems appropriate.

          11.8 WITHHOLDING. The Corporation shall have the right to withhold from any payment made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld.

          If permitted under the terms and conditions of any specific Incentive granted hereunder, a Participant required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock may satisfy this obligation, in whole or in part, by electing to have the Corporation withhold from the distribution shares of Common Stock having a Fair Market Value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value on the date that the amount of tax to be withheld shall be determined. Subject to the specific terms and conditions of any Incentive granted hereunder, the Board of Directors may disapprove of any such election, may suspend or terminate the right to make elections or may provide with respect to any Incentive that the right to make elections shall not apply. Once delivered to the Board of Directors, an election shall be irrevocable. Any such election shall comply with such additional restrictions as may be imposed under Rule 16b-3 promulgated under the Act.

          11.9 NO CONTINUED EMPLOYMENT. No Participant under the Plan shall have any right to continue in the employ of the Corporation or a Subsidiary for any period of time or to any right to continue his or her present or any other rate of compensation on account of participation in the Plan.

          11.10 AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may amend or discontinue the Plan at any time, in its sole discretion; provided, however, that no such amendment or discontinuance shall materially change or impair, without the consent of each affected Participant, the terms and conditions of an Incentive previously granted hereunder.

          11.11 IMMEDIATE ACCELERATION OF INCENTIVES. Notwithstanding any provision in the Plan or in any Incentive to the contrary and subject to any limitation imposed under the Act (a) the restrictions on all shares of restricted stock awarded under the Plan shall immediately lapse, (b) all outstanding options shall become exercisable immediately, and (c) all performance objectives or other restrictions on Incentives granted under the Plan shall be deemed to be satisfied or lapsed and payment made immediately, upon the occurrence of a Change in Control. Incentives subject to the provisions of this Section 11.11 shall be and remain exercisable for the 24-month period following any such Change in Control.

          11.12 GOVERNING LAW. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Arkansas.

          11.13 OTHER BENEFITS. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant's compensation, life insurance or other benefits provided by the Corporation or its Subsidiaries; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

          11.14 DEFERRAL. If permitted by the Board of Directors, a Participant may elect to enter into a written agreement with the Corporation providing for the deferral of any form of payment hereunder (whether in the form of cash or Common Stock), subject to such terms and conditions as the Board of Directors may deem appropriate.



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          THIS PLAN was adopted by the Board of Directors of First United
Bancshares, Inc. on March 15, 1999, to be effective as of the time determined under Section 11.1 hereof.

                                          FIRST UNITED BANCSHARES, INC.





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